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                                                                   EXHIBIT 10.39


EXECUTION COPY


                                      AGREEMENT

     This AGREEMENT ("Agreement") is made as of this 28th day of September, 1998 between Inter/Forever Sports, Inc. ("IFS") and Radio Unica Corp. ("RUC").

                                       RECITALS

     A. IFS and RUC are parties to that certain agreement (the "1998-2001 Agreement") dated September 28, 1998 for the purchase by RUC from IFS of certain "Radio Rights" and an "Option" (as such terms are defined in the 1998-2001 Agreement).

     B. IFS and RUC wish to enter into this Agreement for the purchase by RUC from IFS of exclusive radio broadcasting rights to soccer tournaments scheduled to occur during various years from 1999 through 2002 and of a "First Option" (as such term is defined herein) to purchase exclusive radio broadcasting rights to certain soccer matches and soccer-related events scheduled to occur during the years 2002 through 2006.

                                        TERMS

     A. RECITALS. The Recitals set forth above are hereby incorporated into the terms of this Agreement.

     2. NATIONS CUP L999, CHAMPIONS CUP 1999 AND 2000 AND GOLD CUP 2002; FIRST OPTION.

          (a)  (i)  IFS hereby grants to RUC the following rights (the
"Rights") : (A) Exclusive Spanish language radio broadcasting rights in the United States, excluding its territories and possessions (but including Puerto
Rico) and in Canada (the "Territory") to the Gold Cup 2002 soccer matches (which matches are scheduled to occur during February 2002); (B) exclusive Spanish language radio



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broadcasting rights in the Territory to the Champions Cup 1999 and Champions Cup
2000 soccer matches (which matches are scheduled to occur during 1999 and 2000, respectively) and (C) exclusive Spanish language radio broadcasting rights in the Territory to the Nations Cup 1999 soccer matches (which matches are scheduled to occur during May 1999).

               (ii) Section 1(j) (A) of the 1998-2001 Agreement shall include confirmation of the type referenced therein with respect to the Champions Cup 1999, Champions Cup 2000 and the Nations Cup 1999 and Section 1(j) (B) of the 1998-2001 Agreement shall include confirmation of the type referenced therein with respect to the Gold Cup 2002, such that the Written Confirmation required under Section 1(j) (and referenced in Section 3(b) (ii) of the 1998-2001 Agreement) must incorporate such confirmations of IFS' ownership of Rights to said matches without restriction as to the right to re-sell such Rights.

     (b) IFS hereby grants to RUC a first option ("First Option") to acquire any and all Spanish language radio broadcasting rights in the Territory (or any portion thereof) and Australia, or any portion thereof (collectively, the "Expanded Territory") to soccer matches or soccer-related soccer events, exclusive or otherwise (the "Broadcast Rights"), that are acquired by IFS or any Subsidiary (capitalized terms used in this Agreement shall have the meanings assigned to them in the 1998-2001 Agreement unless otherwise defined herein) of IFS for soccer matches or soccer-related events scheduled to occur during the years 2002, 2003, 2004, 2005 and 2006 (the "Years") , including without limitation, Copa America 2003, Gold Cup 2004 and the matches referenced in Exhibit A of the 1998-2001 Agreement that are scheduled to occur during the Years (the "2002-2006 Matches") . IFS represents and warrants that, as of the date of this Agreement, IFS owns exclusive Broadcast Rights to Copa America 2003 and Gold Cup 2004 and has the right to freely sell those rights to a third party without infringing on any third party's rights or interests therein.

     (c) The First Option shall be exercisable in accordance with, and governed by, the Option Exercise Procedure in Section 1(c) of the 1998-2001 Agreement (which terms are expressly incorporated by reference herein), substituting references therein to the "Option Rights" to reference to "Broadcast Rights" for the subject 2002-2006 Matches and substituting references therein to the "Option" to reference the "First Option" except that:

          (i) the deadline for delivery of the initial written notice by IFS to RUC offering the First Option Broadcast Rights to Grantee shall be June l, 2002 (such


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notice shall include offer terms for any 2002-2006 Matches for which IFS then owns Broadcast Rights in the Expanded Territory) or within three (3) calendar months after IFS acquires Broadcast Rights for the Expanded Territory for 2002-2006 Matches for which IFS acquires such Broadcast Rights after June l, 2002;

          (ii) the time period for response by RUC to the initial written offer notice shall be ten (10) calendar days after receipt;

          (iii) the time period for response by IFS to any counteroffer shall be ten (10) calendar days after receipt; and

          (iv) the time period for entering into a written agreement between the parties after notice of desire to enter into an agreement upon the terms in the initial written offer or a counteroffer shall be thirty (30) calendar days after receipt.

     (d) The purchase of the Rights and the First Option hereunder shall be governed by and subject to the applicable terms of the 1998-2001 Agreement (which terms are expressly incorporated by reference herein), such that 1998-2001 Agreement terms that reference or apply to "Radio Rights," "Scheduled Events" or "Matches and Events" thereunder apply to the Rights (and the matches that are the subject of such Rights) purchased hereunder and such that 1998-2001 Agreement terms that reference or apply to the "Option" apply to the "First Option" purchased hereunder, such that, for example, and not by way of limitation, the provision of Basic Feed terms, applicable representations and warranties, applicable indemnification provisions and applicable termination provisions in the 1998-2001 Agreement shall apply to this Agreement, except that the consideration amount payable for the Rights and First Option is set forth in
Section 3 below. In the event that Grantee wishes to terminate this Agreement as provided in Section 8(a) of the 1998-2001 Agreement (which terms are expressly incorporated herein by reference) , Grantee may terminate this Agreement entirely or, in its sole discretion, may terminate only the portion related to the purchase of the Rights or the First Option. A breach by either party of the 1998-2001 Agreement may, at the non-breaching party's election, be deemed a breach hereof entitling the non-breaching party to terminate this Agreement in whole or in part in accordance with Section 8 of the 1998-2001 Agreement.

     (e) The terms of Section 4(c) of the 1998-2001 Agreement shall apply to Gold Cup 2002 except that the deadline for delivery by IFS to RUC of the written list of Official Sponsors shall be May 31, 2001 (not May 31, 1999).



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     3.   CONSIDERATION.

          (a) RUC shall pay to IFS as full and complete consideration for the Rights and the First Option the sum of $*(*) payable no later than January 7, 2002 in the manner set forth at the end of Section 3(b) of the 1998-2001 Agreement, subject to decrease in accordance with the Consideration Decrease Formula. Such consideration is full and complete consideration for purchase of the Rights and the First Option notwithstanding the fact that the consideration is payable subsequent to the scheduled dates for certain of the matches and events that are the subject of the Rights and subsequent to certain obligations associated with the First Option.

          (b) The Consideration Decrease Formula shall apply to the Gold Cup 2002 pursuant to the applicable terms of Exhibit B of the 1998-2001 Agreement. For purposes of the Consideration Decrease Formula, the minimum number of games for Gold Cup 2002 shall be twenty six (26), the Decrease Amount for the types of games referenced in (l) on Exhibit B of the 1998-2001 Agreement shall be $* per game (not $* per game) and the Decrease Amount for the types of games referenced in (2) on Exhibit B of the 1998-2001 Agreement shall be $* per game (not $* per game).

     4. MISCELLANEOUS. The provisions of Section 9 of the 1998-2001 Agreement, except Section 9(h), are expressly incorporated into this Agreement by reference and are applicable to this Agreement.

     5.   RESTRICTIONS ON RUC'S NEGOTIATIONS WITH ORIGINAL RIGHTS OWNERS.
Section 10 of the 1998-2001 Agreement shall apply during the term of this Agreement which expires December 31, 2006, or upon earlier, premature termination of this Agreement in accordance with Section 2(b) above.


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(*)  The purchase price has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


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     IN WITNESS WHEREOF, the parties have executed this Release and Agreement as of the date first set forth above. Each signatory below certifies his authority to execute this Agreement on behalf of the signatory's respective entity.



                         Radio Unica Corp.

                              By:    /s/ Steven E. Dawson
                                     ------------------------------
                              Print: Steven E. Dawson
                                     ------------------------------
                                     Steven E. Dawson, CFO and
                                     Secretary



                         Inter/Forever Sports, Inc.

                              By:    /s/ Stefano Turconi
                                     ------------------------------
                              Print: Stefano Turconi
                                     ------------------------------
                                     Stefano Turconi, CEO





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